SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2014

FORCE MINERALS CORPORATION

(Exact name of Company as specified in its charter)

Nevada	000-52494	98-0462664
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1434 Spruce Street, Suite 100, Boulder, CO 80302
(Address of principal executive offices)
Phone: (720) 726- 8060
(Company’s Telephone Number) 1400 16th Street, 16 Market, Suite 400, Denver, CO 80202(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

On September 24, 2014, Mr. Tim DeHerrera, resigned from his position with the Company as President, Treasurer, and Secretary. His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 24, 2014, Mr. Nathan Lewis, was appointed as the Company’s President, Treasurer, Secretary and as a Director, to serve until the next annual meeting of the Shareholders and/or until his successor is duly appointed.

Item 9.01 – Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
17.1	Resignation of Tim DeHerrera as President, Treasurer, and Secretary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Minerals Corporation

Date: September 26, 2014

By: /s/ Tim Deherrera

Tim Deherrera

Director